UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2016 (November 28, 2016)

HO WAH GENTING GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199965	47-1662242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	603.2141.6422

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2016, on November 8, 2016, our Board of Directors declared a 1428-for-1 forward stock split of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”) in the form of a dividend (the “Stock Split”) with a record date of November 18, 2016 (the “Record Date”). On November 28, 2016, Financial Industry Regulatory Authority, Inc. (“FINRA”) notified us of its announcement of the payment date of the Stock Split as November 29, 2016 (the “Payment Date”) and ex-dividend date as November 30, 2016 (the “Ex-Dividend Date”). On the Payment Date, as a result of the Stock Split, each holder of the Company’s Common Stock as of the Record Date received 1427 additional shares of the Company’s Common Stock for each one share owned, rounded up to the nearest whole share. As of the Ex-Dividend Date, our Common Stock began trading on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016	HO WAH GENTING GROUP LIMITED

	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer